Thursday March 25, 9:02 am Eastern Time

Company Press Release

SOURCE: Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces A Leading Transition in Medical Industry as New Client

ST. PETERSBURG, Fla., March 25 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news;
http://www.internetstockmarket.com) is announcing the addition of e-MedSoft.com to its listed member organization.

e-MedSoft.com (OTC Bulletin Board: MDTK - news) is leading a transition in the medical industry, as it is the first subscription-based healthcare management system available for delivery through the internet. Through the Internet, e-MedSoft.com's Java based integrator allows it to communicate across diverse platforms and languages, with virtually unlimited capacity, allowing for the interlink of doctors, hospitals, clinics, HMO's, insurance companies, and government agencies. For on-line investor relations information on e-MedSoft.com go to: http://www.internetstockmarket.com/corpprof/m/mdtk.html. For general investor relations contact Michael Manahan, Magnum Financial Group, 213-488-0443.

John Andrews, Chairman and President of e-MedSoft.com said, "We are very excited about including Internet Stock Market Resources, Inc. as part of our overall investor relations strategy. As a public company, it is extremely important to us to ensure we are communicating effectively with the investment community. We have a tremendous story to tell, and Internet Stock Market Resources will provide us exposure to an important segment of the investment community -- those individuals who use the internet for stock and research information."

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: ALYA International Inc., (OTC Bulletin Board: ALYA - news), Bat International, (OTC Bulletin Board: BAAT -
news), Steriodogenesis Inhibitors Intl (OTC Bulletin Board: STGI - news), Viking Capital Group Inc. (OTC Bulletin Board: VGCP - news), Fibercore, Inc. (OTC Bulletin Board: FBCE - news), Lenox Polymers (CDN: LENP.), Horn Silver Mines (OTC Bulletin Board: HRNS - news), International Star (OTC Bulletin
Board: ISRI - news), Calprop Corp (OTC Bulletin Board: CLPO - news) , MBA Holdings (OTC Bulletin Board: MBAI - news), KnowledgeBroker, Inc., (OTC Bulletin Board: KBIZ - news), Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to e-MedSoft.com, nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., please contact: Budd Morris, Pres. Ph: 727-896-9696 or e-mail morrisb@internetstockmarket.com.

Safe Harbor -- The Private Securities Litigation Reform Act of l995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information in oral statements or other written statements made by or to be made by Internet Stock Market Resources, Inc.) contain statements that are forward-looking, such as statements relating to the future anticipated development activities, plans for future expansion, various activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Internet Stock Market Resources, Inc. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, change in federal or state laws and market competition factors.

SOURCE: Internet Stock Market Resources, Inc.